                                                                    EXHIBIT 99.1

          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P. a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.



                                            APARTMENT INVESTMENT AND
                                            MANAGEMENT COMPANY



                                            By: /s/ PETER KOMPANIEZ
                                               ---------------------------------
                                               Peter Kompaniez
                                               President